UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2010

MASIMO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Parker Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 297-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 21, 2010, Masimo Corporation determined to initiate a voluntary recall of its Pronto-7 rainbow sensors, which are currently in limited market release. Together with Pronto-7 Spot Check Pulse CO-Oximeters, the sensors allow users to noninvasively measure hemoglobin (SpHb) simply and quickly, thereby improving clinical decision making in physician offices and emergency departments.

The Company has recently become aware that, due to the seasonal colder temperatures, the sensor may incorrectly measure the patient’s actual finger temperature when performing a SpHb measurement. As a result, the Pronto-7 Spot Check Pulse CO-Oximeter may provide an incorrect SpHb measurement. Having identified this issue, Masimo is working quickly and diligently to develop a replacement Pronto-7 rainbow sensor that will address the differences between actual finger temperature and the measured temperature. The Company plans to have the revised Pronto-7 sensors available in the first quarter of 2011.

Masimo estimates that the total costs resulting from this voluntary recall will be approximately $500,000 to $700,000, although this is an estimate and the actual cost may differ. No other Masimo products, including the actual Pronto-7 handheld device, are affected by this voluntary recall.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASIMO CORPORATION

Date: December 21, 2010	By:	/s/ Mark P. de Raad
Mark P. de Raad Executive Vice President, Chief Financial Officer & Secretary (Principal Financial and Accounting Officer)